UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MORGAN STANLEY (Exact name of registrant as specified in its charter)	MORGAN STANLEY FINANCE LLC (Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	DELAWARE (State of incorporation or organization)

36-3145972 (I.R.S. Employer Identification No.)	36-3145972 (I.R.S. Employer Identification No.)
1585 Broadway, New York, New York (Address of principal executive offices) 10036 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Global Medium-Term Notes, Series A, Floating Rate Notes Due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [x]:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file numbers to which this form relates:	333-250103, 333-250103-01

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1.	Description of Registrants’ Securities to be Registered.

The description of the Global Medium-Term Notes, Series A, Floating Rate Notes Due 2029 (the “Notes”) of Morgan Stanley Finance LLC and the description of Morgan Stanley’s guarantee of the Notes, each to be registered hereunder, is contained in (i) the Pricing Supplement relating to the Notes, dated June 23, 2022, to the Registrants’ Prospectus, dated November 16, 2020 (the “Prospectus”), included in the Registrants’ registration statement on Form S-3 (File Nos. 333-250103 and 333-250103-01), (ii) the section captioned “Description of Notes” in the Registrants’ Prospectus Supplement, dated November 16, 2020, to the Prospectus and (iii) the section captioned “Description of Debt Securities” in the Prospectus, and all those sections are incorporated herein by reference.

Item 2.	Exhibits.
2.1	Amended and Restated Certificate of Incorporation of Morgan Stanley, as amended to date, incorporated herein by reference to Exhibit 3.1 to Morgan Stanley’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 24, 2022 (No. 001-11758).
2.2	Amended and Restated Bylaws of Morgan Stanley, as amended to date, incorporated herein by reference to Exhibit 3.1 to Morgan Stanley’s Current Report on Form 8-K, filed on October 29, 2015 (No. 001-11758).
2.3	Certificate of Formation of Morgan Stanley Finance LLC, incorporated herein by reference to Exhibit 4-jjj to the Post-Effective Amendment No. 1 to the Registrants’ Registration Statement (Nos. 333-200365, 333-200365-12).
2.4	Certificate of Amendment to the Certificate of Formation of Morgan Stanley Finance LLC dated January 8, 2016, incorporated herein by reference to Exhibit 4-kkk to the Post-Effective Amendment No. 1 to the Registrants’ Registration Statement (Nos. 333-200365, 333-200365-12).
2.5	Certificate of Amendment to the Certificate of Formation of Morgan Stanley Finance LLC dated January 12, 2016, incorporated herein by reference to Exhibit 4-lll to the Post-Effective Amendment No. 1 to the Registrants’ Registration Statement (Nos. 333-200365, 333-200365-12).
2.6	Amended and Restated Limited Liability Company Agreement of Morgan Stanley Finance LLC dated as of January 21, 2016, incorporated herein by reference to Exhibit 4-mmm to the Post-Effective Amendment No. 1 to the Registrants’ Registration Statement (Nos. 333-200365, 333-200365-12).
2.7	MSFL Senior Indenture, which includes the Morgan Stanley guarantee, among MSFL, as issuer, Morgan Stanley, as guarantor, and The Bank of New York Mellon, as trustee, incorporated herein by reference to Exhibit 4-nnn to the Post-Effective Amendment No. 1 to the Registrants’ Registration Statement (Nos. 333-200365, 333-200365-12).
2.8	First Supplemental MSFL Senior Indenture to the MSFL Senior Indenture dated as of November 16, 2017 among MSFL, as issuer, Morgan Stanley, as guarantor, and The Bank of New York Mellon, as trustee, incorporated herein by reference to Exhibit 4-eee to the Registrants’ Registration Statement (Nos. 333-221595, 333-221595-01).

2.9	Form of MSFL Floating Rate Senior Note, incorporated herein by reference to Exhibit 4-ggg to the Registrants’ Registration Statement (Nos. 333-250103, 333-250103-01).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 22, 2022

MORGAN STANLEY

By:	/s/ Jeanne Greeley O’Regan
Name: Jeanne Greeley O’Regan
Title: Deputy Corporate Secretary and Counsel

MORGAN STANLEY FINANCE LLC

By:	/s/ Aaron Page
Name: Aaron Page
Title: Secretary